Exhibit 99.1

March 26, 2020

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. PROVIDES BUSINESS AND FINANCIAL UPDATE DUE TO COVID-19

WITHDRAWS FULL YEAR GUIDANCE

Milwaukee, Wis.--(BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG), a manufacturer of industry-leading specialty vehicles, provided a business and financial update to address uncertainty related to the coronavirus pandemic. The company also withdraws full year fiscal 2020 guidance provided on March 4, 2020.

Today, the Company announced that it has suspended normal production activities at all four RV production facilities in Indiana and California. The impacted businesses suspended production during the week of March 23, 2020 and will continue to monitor local health and safety mandates, the supply chain and dealer demand to determine when to restart normal operations. The Company’s service centers will continue to perform essential support to meet dealers’ and end customers’ technical, warranty and parts requests.

“While we have suspended normal RV production, most of the vehicles we produce are considered by the Department of Homeland Security as essential to the nation’s health and safety as well as critical to transportation infrastructure. In order to deliver against existing backlogs and inbound orders and support our nation’s first responders during this challenging time, we are currently maintaining a regular work schedule at our non-RV production facilities,” stated Rod Rushing, REV Group, Inc. CEO. “The safety of employees is our top priority. We have implemented increased safety procedures to limit potential employee exposure to COVID-19 at all of our businesses, including flexible scheduling, frequent and enhanced cleaning and sanitation, limited movement of employees between facilities, restricted visitation to our plants and virtual inspections.”

As a result of uncertainties introduced by the current health crisis, REV Group’s fiscal 2020 financial results may materially differ from guidance provided on March 4, 2020. Therefore, the company is withdrawing its full year fiscal 2020 guidance. With over $170 million of funding capacity available under its existing ABL credit facility, a current focus on cash management through discretionary spending and capital expenditure reductions, and continued deliveries of emergency vehicles, the Company believes it has adequate resources to meet its cash requirements over the foreseeable future. The Company is in proactive communication with its banking partners and is confident in its ability to navigate through this challenging period. The Company plans to provide an update on the credit facilities, as well as its current business and market conditions, no later than its normal fiscal 2020 second quarter earnings announcement.

About REV Group

REV Group (REVG) is a leading designer, manufacturer and distributor of specialty vehicles and related aftermarket parts and services. We serve a diversified customer base, primarily in the United States, through three segments: Fire & Emergency, Commercial and Recreation. We provide customized vehicle solutions for applications including essential needs (ambulances, fire apparatus, school buses and municipal transit buses), industrial and commercial (terminal trucks, cut-away buses and street sweepers) and consumer leisure (recreational vehicles and ‘RVs’). Our diverse portfolio is made up of well-established principal vehicle brands including many of the most recognizable names within their industry. Several of our brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG.

Forward Looking Statements

This news release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s annual report on Form 10-K, and in the Company’s subsequent quarterly reports on Form 10-Q, together with the Company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The Company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, expect as required by applicable law.

Investors-REVG

Contact

Drew Konop

VP, Investor Relations & Corporate Development

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

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